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                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                             FORM 8-K



        CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF

               THE SECURITIES EXCHANGE ACT OF 1934




Date of report (date of earliest event reported):  September 27, 1995




                      PACIFIC TELECOM, INC.

        (Exact name of registrant as specified in Charter)

        State of Washington             0-873              91-0644974
   (State or other jurisdiction     (Commission          (IRS Employer
          of incorporation)           File No.)        Identification No.)



       805 Broadway
   Vancouver, Washington
   (Address of principal                                    98668-8701
     executive offices)                                     (Zip Code)





Registrant's telephone number, including area code: (360)905-5800




                            No Change
  (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

    At the Company's annual meeting of shareholders on September 27, 1995, the minority shareholders approved the Agreement and Plan of Merger, dated as of March 9, 1995, by and among Pacific Telecom, Inc., PacifiCorp Holdings, Inc. and PXYZ Corporation. Votes cast by minority shareholders in relation to this matter are summarized as follows:

                            Votes Against        Abstentions and
              For            Or Withheld        Broker Non-votes
           ---------        -------------       ----------------

           2,744,644           1,757,097              325,220

    At this same meeting, the shareholders elected a board of 10 directors. Votes cast in relation to this matter are summarized as follows:

                                             Votes Against    Abstentions and
          Director                  For       Or Withheld    Broker Non-votes
    ---------------------       ----------   -------------   ----------------

    Joyce E.  Galleher          37,880,175     1,271,967             0
    Michael C.  Henderson       37,835,247     1,316,895             0
    Roy M.  Huhndorf            37,881,680     1,270,462             0
    Nolan E.  Karras            37,881,051     1,271,091             0
    Paul M.  Lorenzini          37,834,095     1,318,047             0
    Donald L.  Mellish          37,881,714     1,270,428             0
    Charles E.  Robinson        37,880,565     1,271,577             0
    Sidney R.  Snyder           37,880,933     1,271,209             0
    Verl R.  Topham             37,831,600     1,320,542             0
    Nancy Wilgenbusch           37,879,532     1,272,610             0



             Information with respect to approval of the acquisition of the minority interest of Pacific Telecom, Inc. by PacifiCorp Holdings, Inc. and election of 10 directors contained in a news release of Pacific Telecom, Inc. issued on September 27, 1995, is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
      (c)  Exhibits

      99   Pacific Telecom, Inc. news release issued September 27, 1995.











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                                  SIGNATURE


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PACIFIC TELECOM, INC.
                                   (Registrant)



Dated: September 27, 1995          By:   /s/James H. Huesgen
                                       ---------------------------
                                            James H. Huesgen
                                        Executive Vice President
                                       and Chief Financial Officer

































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